THIRTEENTH AMENDMENT TO LEASE

THIS THIRTEENTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 1st day of June, 2021 (the “Thirteenth Amendment Execution Date”), by and between BMR-201 ELLIOTT AVENUE LLC, a Delaware limited liability company (“Landlord”), and OMEROS CORPORATION, a Washington corporation (“Tenant”).

RECITALS

A.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of January 27, 2012 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of November 5, 2012, that certain Second Amendment to Lease dated as of November 16, 2012 (the “Second Amendment”), that certain Third Amendment to Lease dated as of October 16, 2013, that certain Fourth Amendment to Lease dated as of September 8, 2015, that certain Fifth Amendment to Lease dated as of September 1, 2016, that certain Sixth Amendment to Lease dated as of October 18, 2018, that certain Seventh Amendment to Lease dated as of April 15, 2019, that certain Eighth Amendment to Lease dated as of October 28, 2019 (the “Eighth Amendment”), that certain Ninth Amendment to Lease dated as of January 15, 2020 (the “Ninth Amendment”), that certain Tenth Amendment to Lease dated as of September 15, 2020, that certain Eleventh Amendment to Lease dated as of October 23, 2020 (the “Eleventh Amendment”) and that certain Twelfth Amendment to Lease dated as of January 1, 2021 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Existing Premises”) from Landlord at 201 Elliott Avenue West in Seattle, Washington (the “Building”), including certain space within the Building’s vivarium (such portion of the Building’s vivarium currently leased to Tenant, the “Tenant’s Existing Vivarium Space”), which excludes the Additional Vivarium Premises comprising approximately 5,177 square feet of Rentable Area that Tenant leased from Landlord pursuant to the Second Amendment, with respect to which Tenant exercised its right to terminate pursuant to that certain letter dated December 17, 2015 from Tenant to Landlord;
B.WHEREAS, Tenant desires to lease additional premises from Landlord in the Building’s vivarium; and
C.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein.  The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.Ninth Additional Vivarium Premises.  Effective as of the Thirteenth Amendment Execution Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately three hundred eighty-three (383) additional square feet of Rentable Area located in Room 153 of the Vivarium, as shown on Exhibit A attached hereto (collectively, the “Ninth Additional Vivarium Premises”), for use by Tenant in accordance with the Permitted Use and in accordance with all other terms and conditions of the Lease.  From and after the Thirteenth Amendment Execution Date, the term “Premises,” as used in the Lease shall mean the Existing Premises plus the Ninth Additional Vivarium Premises, and the term “Tenant’s Vivarium Space,” as used in the Lease, shall mean the Tenant’s Existing Vivarium Space plus the Ninth Additional Vivarium Premises.
3.Ninth Additional Vivarium Term.  The Term of the Lease with respect to the Ninth Additional Vivarium Premises (as the same may be earlier terminated in accordance with the Lease, the “Ninth Additional Vivarium Term”) shall commence on the Thirteenth Amendment Execution Date and shall expire on the Term Expiration Date.  Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Ninth Additional Vivarium Premises required for the Permitted Use by Tenant shall not serve to extend the commencement of the Ninth Additional Vivarium Term.
4.Condition of Ninth Additional Vivarium Premises.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Ninth Additional Vivarium Premises or with respect to the suitability of the Ninth Additional Vivarium Premises for the conduct of Tenant’s business.  Tenant acknowledges that (a) it is fully familiar with the condition of the Ninth Additional Vivarium Premises and agrees to take the same in its condition “as is” as of the Thirteenth Amendment Execution Date and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Ninth Additional Vivarium Premises for Tenant’s occupancy or to pay for or construct any improvements to the Ninth Additional Vivarium Premises.  Tenant’s taking of possession of the Ninth Additional Vivarium Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Ninth Additional Vivarium Premises were at such time in good, sanitary and satisfactory condition and repair.
5.Base Rent and Additional Rent.  In addition to all Base Rent for the Existing Premises, commencing on the Thirteenth Amendment Execution Date and continuing for the duration of the Ninth Additional Vivarium Term, Tenant shall pay to Landlord (in accordance with the provisions of the Lease) Base Rent for the Ninth Additional Vivarium Premises.  Base Rent (including the monthly installments of Base Rent) for the Ninth Additional Vivarium Premises shall equal the applicable amounts set forth on Exhibit B attached hereto.  In addition to all Additional Rent for the Existing Premises, commencing as of the Thirteenth Amendment Execution Date and continuing for the duration of the Ninth Additional Vivarium Term, Tenant shall pay to Landlord Additional Rent (as defined in (and in accordance with the provisions of) the Lease) with respect to the Ninth Additional Vivarium Premises.

6.Pro Rata Share.  Tenant’s Pro Rata Share of the Project with respect to the Ninth Additional Vivarium Premises shall be 0.25%.  Therefore, commencing as of the Thirteenth Amendment Execution Date, Tenant’s Pro Rata Share of the Project for the entire Premises (i.e., the Existing Premises plus the Ninth Additional Vivarium Premises) shall be 85.32%.
7.Termination Option.  Notwithstanding anything to the contrary in the Lease, Tenant shall have the right to terminate the Lease, but only with respect to the Ninth Additional Vivarium Premises (and no less than all of the Ninth Additional Vivarium Premises), by providing written notice (the “Ninth Additional Vivarium Termination Notice”) to Landlord at least sixty (60) days prior to Tenant’s desired termination date (the “Ninth Additional Vivarium Termination Date”), which Ninth Additional Vivarium Termination Date shall be set forth in the Ninth Additional Vivarium Termination Notice.  Subject to (a) Landlord’s timely receipt of the Ninth Additional Vivarium Termination Notice and (b) Tenant surrendering the Ninth Additional Vivarium Premises in the condition required under the Lease (including, without limitation, Section 18.2 and Article 26 of the Lease), then, as of the Ninth Additional Vivarium Termination Date, the Lease with respect to the Ninth Additional Vivarium Premises only shall terminate and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under the Lease with respect to the Ninth Additional Vivarium Premises only from and after the Ninth Additional Vivarium Termination Date, except with respect to those obligations set forth in the Lease that expressly survive the expiration or earlier termination thereof, including payment by Tenant of all amounts owed by Tenant pursuant to the Lease with respect to the Ninth Additional Vivarium Premises for the period up to and including the Ninth Additional Vivarium Termination Date.  The termination right granted to Tenant pursuant to this Section shall automatically terminate and be of no further force or effect in the event that (y) Tenant assigns, subleases or otherwise Transfers the Ninth Additional Vivarium Premises or any portion thereof to other entities or persons, other than in connection with an Exempt Transfer (or in connection with any sublease approved by Landlord pursuant to Article 29 of the Lease), or (z) Tenant’s right to possession of the Ninth Additional Vivarium Premises has previously been terminated.  The termination right granted to Tenant pursuant to this Section is personal to Omeros Corporation, a Washington corporation (“Omeros”) and any Permitted Transferees of Omeros, and may not be exercised by any other assignee, sublessee or transferee of Tenant’s or a Permitted Transferee’s interest in the Lease.
8.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.
9.No Default.  Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

10.Effect of Amendment.  Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
11.Successors and Assigns.  Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees.  Nothing in this Section shall in any way alter the provisions of the Lease restricting assignment or subletting.
12.Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
13.Authority.  Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
14.Counterparts; Facsimile, Electronic and PDF Signatures.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile, electronic or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-201 ELLIOTT AVENUE LLC,

a Delaware limited liability company

By:/s/ K.M. Ruhl

Name:K.M. Ruhl

Title:Vice President

TENANT:

OMEROS CORPORATION,

a Washington corporation

By:/s/ Michael Jacobsen

Name:Michael Jacobsen

Title:Chief Accounting Officer

EXHIBIT A

NINTH ADDITIONAL VIVARIUM PREMISES

EXHIBIT B

BASE RENT FOR NINTH ADDITIONAL VIVARIUM PREMISES

Dates	Square Feet of Rentable Area	Annual Base Rent per Square Foot Of Rentable Area	Monthly Base Rent
Thirteenth Amendment Execution Date - November 15, 2021	383	$76.01	$ 2,425.99
November 16, 2021- November 15, 2022	383	$78.29	$ 2,498.76
November 16, 2022- November 15, 2023	383	$80.63	$ 2,573.44
November 16, 2023- November 15, 2024	383	$83.05	$ 2,650.68
November 16, 2024- November 15, 2025	383	$85.55	$ 2,730.47
November 16, 2025- November 15, 2026	383	$88.11	$ 2,812.18
November 16, 2026- November 15, 2027	383	$90.76	$ 2,896.76